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                                                                    EXHIBIT 21.1
                                                                    ------------

                         LIONBRIDGE TECHNOLOGIES, INC.

                              LIST OF SUBSIDIARIES



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                                              JURISDICTION OF INCORPORATION    NAME UNDER WHICH SUBSIDIARY
             NAME OF SUBSIDIARY                      OR ORGANIZATION                  DOES BUSINESS
- --------------------------------------------  ------------------------------  -----------------------------


Lionbridge America, Inc.                      Delaware                        Lionbridge Technologies
Lionbridge Technologies California, Inc.      Delaware                        Lionbridge Technologies
Lionbridge Technologies Holdings, B.V.        The Netherlands                 Lionbridge Technologies
Lionbridge Technologies, B.V.                 The Netherlands                 Lionbridge Technologies
Lionbridge Technologies (Ireland) Ltd.        Ireland                         Lionbridge Technologies
Lionbridge Technologies S.A.R.L.              France                          Lionbridge Technologies
Lionbridge Japan K.K.                         Japan                           Lionbridge Technologies
Japanese Language Services, Inc.              Massachusetts                   Lionbridge Technologies
Lionbridge Technologies (Canada) Inc.         Quebec                          Lionbridge Technologies
Harvard Translations, Inc.                    Massachusetts                   Lionbridge Technologies
Lionbridge do Brasil, LTDA                    Brazil                          Lionbridge Technologies
INT'L.com, Inc.                               Delaware                        Lionbridge Technologies
International Language Engineering
 Corporation                                  Colorado                        Lionbridge Technologies
Motus!                                        France                          Lionbridge Technologies
HuanQiu TongLian                              China                           ChinaConnect
Lionbridge Technologies Deutschland, GmbH     Germany                         Lionbridge Technologies
ILE Netherlands B.V.                          The Netherlands                 Lionbridge Technologies
ILE International Corporation                 Colorado                        Lionbridge Technologies
International Language Engineering, Ltd.      Hong Kong                       Lionbridge Technologies
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